Exhibit 99.1

FIRST NATIONAL BANK, AMES, IOWA
DIRECTOR STOCK PURCHASE INCENTIVE PLAN

1.    Purpose and Effective Date. The purpose of this First National Bank, Ames, Iowa Director Stock Purchase Incentive Plan (the "Plan") is to provide directors of First National Bank, Ames, Iowa (the "Bank") an incentive to invest in the stock of the Bank's parent corporation, Ames National Corporation (the "Company"), and to motivate prudential oversight of the Bank's business as it contributes to the success of the Bank and Company. As described further herein, such incentive compensation is provided annually related to the value of Company common stock (the "Common Stock") and future grants are dependent upon the director's election to purchase a certain amount of Common Stock during the specified period. The Plan is effective as of April 20, 2021 (the "Effective Date"). The operation of, and payments under, this Plan are in addition to any other annual or periodic fees paid to the director related to his service to the Bank.

2.    Plan Administration. The Plan shall be administered by the Board of Directors of the Bank (the "Board"). Subject to the provisions of the Plan, the Board shall have exclusive power to determine the award to be granted to the directors and the time of grant. The Board shall have exclusive authority to interpret the Plan, to adopt and revise rules and regulations relating to the Plan, to determine the conditions subject to which any awards may be made or payable, and to make any other determinations that it believes in its discretion to be necessary or advisable for the administration of the Plan in consultation with the Compensation Committee of the Company's Board of Directors. The Board may appoint such agents, including employees of the Bank, as it deems necessary or advisable for the proper administration of the Plan. Determinations by the Board shall be made by majority vote and shall be final and binding on all parties with respect to all matters relating to the Plan. Each member of the Board shall be indemnified by the Bank against any and all liabilities arising by reason of any decision, act or failure to act in connection with the Plan, provided that such decision, act or failure to act was not made or done in bad faith. The foregoing notwithstanding, no director shall be entitled to vote on a determination or dispute related directly and solely to such director's participation, benefits or awards under the Plan. All expenses of the Plan shall be paid by the Bank.

3.    Eligibility and Participation. With respect to each calendar year, the Board shall designate the directors of the Bank who are eligible to participate in the Plan by provision of a notice to such director documenting the grant and specifying the cash value of the stock purchase incentive award (the "Annual Award") and any specific terms related to such grant (the "Award Agreement"). It is expected that all directors of the Bank, with the exception of the Company's President, whether an independent director or inside director serving as an officer of the Bank, shall participate in the Plan, but a director who elects not to fulfill the purchase requirements of the Annual Award during a particular year (see Section 4 below) may be excluded from participation in future years. In the event a director serves on more than one of the Company's subsidiary-bank boards of directors, such member will be limited to one Annual Award from one bank, the cost of which will be split pro rata among the Company subsidiaries on which boards the director serves.

4.    Annual Award. For each calendar year, the Bank shall grant to each eligible director an Annual Award in cash on or about May 15 of the applicable year (the "Grant Date") equal to the Fair Market Value (defined below) of 100 shares of the Common Stock. The director is encouraged, but not required, to use the cash granted under the Annual Award toward the purchase of a total of 200 shares of the Common Stock from a public stock market or exchange (the Company is currently listed on the NASDAQ market). The purchase, if made, must occur between the Grant Date and December 15th of such year (the "Purchase Period"), but all terms of the purchase (including the timing of the purchase within the Purchase Period and the purchase price) shall be determined in the sole discretion of the director. The director must confirm the purchase of Company stock with the Bank in writing by completing and returning a signed copy of the Award Agreement to the Bank with a copy of a share-purchase confirmation. Once the Common Stock is acquired related to the applicable Annual Award, the director must hold such stock for a minimum of five years from the date of purchase (the "Holding Period"). While the participating director is not required to purchase the Common Stock with the Annual Award nor retain such stock for the Holding Period, he or she is encouraged to satisfy the annual stock purchase and Holding Period and, if failing to confirm the stock purchase or comply with the Holding Period, will be subject to exclusion by the Board from receiving future Annual Awards unless an exception is approved by the Board in consultation with the Compensation Committee of the Company's Board of Directors.

"Fair Market Value" means the fair market value of the Company's outstanding Common Stock determined as the average closing price in the 10 trading days preceding and including April 30 on the applicable public stock market or exchange.

5.    Vesting of Annual Award. Unless otherwise provided in the Award Agreement, the Annual Award shall become vested upon receipt by the director, provided that he or she is in service as a director of the Bank on the date of receipt.

6.    No Right to Participation or Director Position. No director of the Bank or other person shall have any claim or right to be granted an Annual Award pursuant to the Plan. Neither participation in the Plan nor any action taken pursuant to the Plan shall be construed as giving a director a right to continue in service as a director of the Bank or receive a future Annual Award.

7.    Withholding. To the extent the director is an employee of the Bank or as otherwise required by applicable law, the Bank shall withhold any applicable federal, state and local taxes from payments made pursuant to the Plan.

8.    Amendment and Termination of the Plan. The Board may at any time terminate or amend the Plan in whole or in part. The Plan will remain in effect until it is revised or terminated by the Board.

9.    Titles and Headings. Titles and headings to Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Plan.

10.   Entire Agreement. The Plan and the Award Agreements embody the entire agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

11.         Severability. If any term or condition of the Plan shall be invalid or unenforceable to any extent or in any application, then the remainder of the Plan, with the exception of such invalid or unenforceable provision, shall not be affected thereby and shall continue in effect and application to its fullest extent.

12.         Applicable Law; Waiver of Jury Trial. This Plan and all actions taken hereunder shall be governed by and construed in accordance with the laws of the State of Iowa (without regard to the law that might otherwise apply under applicable conflict of laws principles). The Bank and each Participant hereby irrevocably waive all right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Plan as set forth herein and as hereafter amended.

IN WITNESS WHEREOF, the Bank has caused this instrument to be signed on this 14th day of April, 2021, by its duly authorized representative, effective as of the Effective Date.

First National Bank, Ames, Iowa

By:	/s/ Scott Bauer

Name:	Scott Bauer

Its:	President